UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 8, 2008

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

      On February 8, 2008 Central Vermont issued the following news release:

NEWS RELEASE
Investor Relations Contact: Ann Warrell (802) 747-5697
Media Contact: Steve Costello (802) 747-5427  (802) 742-3062 (beeper)
For Immediate Release: Feb. 8, 2008

Central Vermont Public Service Issues 2008 Earnings Guidance
RUTLAND, Vt. – Central Vermont Public Service (NYSE: CV) issued 2008 earnings guidance today, stating that for the year, the company anticipates earnings in the range of $1.50 to $1.60 per diluted share of common stock. As part of the rate agreement approved by the Vermont Public Service Board on Jan. 31, the company’s allowed rate of return will be 10.71 percent, down slightly from 10.75 percent.

“Our 2008 earnings guidance range represents a solid, estimated level of performance, given our exposure to certain variables,” said CVPS Chief Financial Officer Pamela Keefe. “This range is based upon expectations for the market price of power in 2008, which affects our spot market power purchases and our sales of excess power, as well as ISO-New England transmission costs, which are increasingly variable.”

CVPS’s earnings guidance takes into account the 2.3 percent rate increase approved by the Vermont Public Service Board last month. It is further supported by a diverse customer mix and stable retail sales levels.

“We are continuing to make steady progress in achieving our long-term strategy to provide superior reliability and customer service by investing in our core business operations,” said President and CEO Bob Young. “We are increasing our capital spending in 2008 to approximately $40 million to make additional transmission and distribution system improvements. These investments will benefit our customers for years to come.”

CVPS will release its 2007 year-end earnings results before the market opens on Tuesday, March 11. Young and Keefe will host an earnings conference call on Wednesday, March 12, at 2 p.m.  At that time, they will discuss the company’s financial results, as well as progress made toward achieving its long-term strategy.

Interested parties may listen to the conference call live on the Internet by selecting the “Year-end 2007 Central Vermont Public Service Earnings Conference Call” link on the investor relations section of the company’s website at www.cvps.com. An audio archive of the call will be available March 12 at approximately 4 p.m. EDT at the same location or by dialing 1-888-286-8010 and entering passcode 84108418.

CVPS is Vermont's largest electric utility, serving more than 158,000 customers statewide.  CVPS’s non-regulated subsidiary, Catamount Resources Corporation, sells and rents electric water heaters through a subsidiary, SmartEnergy Water Heating Services.

Forward-Looking Statements
Statements contained in this press release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995.  Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets and our ability to maintain our current credit ratings.  These and other risk factors are detailed in CV's Securities and Exchange Commission filings.  CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release.  CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer

February 8, 2008